AMENDMENT OF BY-LAWS


             RESOLVED, that Section 2.01 of the corporation's bylaws be amended in its entirety to read as follows:

                  2.01. Annual Meeting. The annual meeting of the shareholders, if the annual meeting is held, shall be held in October or November of each year, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940:

                  (i)  Election of directors;

                  (ii) Approval of the corporation's investment advisory contract;

                  (iii)     Ratification of the selection of the
        corporation's independent public accountants; and

                  (iv) Approval of the corporation's distribution agreement, if any.

             RESOLVED, that Section 2.02 of the corporation's bylaws be amended in its entirety to read as follows:

             2.02.     Special Meetings.

                  (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Board of Directors or the President. Notwithstanding any other provision of these bylaws, the corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty days after the date that the demand is delivered to the corporation.

                  (b) Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the corporation's Secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting pursuant to subsection (a) above and accompanied by a form of communication and request which they wish to transmit, the Secretary shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the corporation; or (2) inform such applicants as to the approximate number of shareholders of record and the approximate cost of mailing to them the proposed communication and form of request.

                  (c) If the secretary elects to follow the course specified in clause (2) of subsection (b) above, the Secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record as of a date selected by the corporation at their addresses as recorded on the books, unless within five business days after such tender the Secretary shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Board of Directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

                  (d) After opportunity for hearing upon the objections specified in the written statement so filed, the Securities and Exchange Commission may, and if demanded by the Board of Directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Securities and Exchange Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the secretary shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

             RESOLVED, that Section 3.01 of the corporation's bylaws be amended in its entirety to read as follows:

             "All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The number of directors of the corporation shall be three."